Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC  27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE

Contact:  336-436-4855
          Pamela Sherry
          Investor@labcorp.com

          Shareholder Direct: 800-LAB-0401
          www.labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK- ANNOUNCES 2003 THIRD QUARTER RESULTS

Reports Growth in EPS, Operating Cash Flow and EBITDA in Excess of 25
Percent;
EBITDA Margins of 24.5 Percent;
Increase in Combined Genomic and Esoteric Testing Revenues of 31 Percent


Burlington, NC, October 23, 2003 - Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced results for the quarter ended September 30, 2003.

Third Quarter Results:
Revenues for the quarter were $752.0 million, an increase of 14.8 percent compared to the same period in 2002. Testing volume, measured by accessions, increased approximately 9.3 percent and price per accession increased approximately 5.5 percent compared to third quarter 2002.

Net earnings before restructuring and other special charges for the quarter increased 26.1 percent to $85.1 million, compared to 2002 third quarter net earnings of $67.5 million. Before the charges, earnings per diluted share increased 28 percent to $0.59 per diluted share, versus $0.46 per diluted share in the third quarter of 2002. Earnings before interest, taxes, depreciation, amortization and nonrecurring restructuring charges (EBITDA) were $183.9 million for the quarter, or 24.5 percent of net sales, compared to $145.9 million, or 22.3 percent of net sales, for the same period in 2002.

The Company recorded pre-tax restructuring charges of $3.3 million and $17.5 million during the third quarters of 2003 and 2002, respectively, in connection with the integrations of DIANON Systems, Inc. and Dynacare, Inc. The 2003 charge negatively impacted diluted earnings per share by approximately $0.01.

During the quarter, the Company repaid $60 million in borrowings under its revolving line of credit, and repurchased approximately $63 million of Company stock. Operating cash flow increased 33.7 percent to $161.9 million, and the cash balance at the end of the quarter was $30 million.

"We are truly pleased with this quarter's financial performance," said Thomas P. Mac Mahon, chairman and chief executive officer. "By every measure, our results demonstrate the continuing effectiveness of our strategic plan. Not only did we have substantial growth in revenues, profitability and EPS, we also reduced our bad debt rate, continued to pay down our revolving line of credit, completed our stock repurchase program and generated significant amounts of cash. Additionally, the integrations of Dynacare and DIANON have been tracking as expected, with both achieving our synergy savings targets."

Mr. Mac Mahon added, "Looking ahead, we expect that our strategic plan will continue to strengthen our financial performance, with added benefit from shifts in our test mix toward higher-value genomic and esoteric tests. One example of our plan at work is PreGen-PlusT, a noninvasive screening test for colon cancer launched in August. We are excited by the early sales of this test, and look forward to soon introducing Correlogic's new blood test for ovarian cancer."

Nine-Month Results:
Revenues for the period were approximately $2,207.9 million, an increase of
18.9 percent compared to the same period in 2002. Testing volume, measured by accessions, increased approximately 13.2 percent and price per accession increased approximately 5.7 percent, compared to the same period in 2002.

Net earnings before restructuring and other special charges for the period increased to $245.4 million, or $1.69 per diluted share, compared to 2002 nine-month net earnings of $211.8 million, or $1.47 per diluted share. EBITDA was $537.0 million, or 24.3 percent of net sales, compared to $439.9 million, or 23.7 percent of net sales, for the same period in 2002. Operating cash flow increased 28.7 percent to $420.1 million.

A live broadcast of LabCorp's quarterly conference call on October 23, 2003 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 a.m. Eastern Time, with an online rebroadcast continuing through November 23, 2003. The live call at 9:00 a.m. is also available in a listen-only mode by dialing 415-908-6291. A telephone replay of the call will be available through October 30, 2003 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-60-358.

Laboratory Corporation of America-Registered Trademark Holdings is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.5 billion in 2002, over 24,000 employees nationwide, and more than 200,000 clients, LabCorp offers over 4,000 clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2002 and subsequent SEC filings.

- End of Text -

- Table to Follow -

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(Dollars in millions, except per share data)

                                            Three Months Ended
                                               September 30,
                                                (Unaudited)
                                          ---------------------
                                             2003         2002
                                          ---------------------

Net sales                                 $  752.0     $  655.2
Cost of sales                                441.1        381.9
Selling, general and administrative          162.7        153.4
Amortization of intangibles and
   other assets                                9.5          6.2
Restructuring and other special charges        3.3         17.5
                                           -------      -------
Operating income                             135.4         96.2
                                           -------      -------
Other income (expense)                        (0.3)          --
Investment income                              0.1          0.9
Interest expense                              (9.5)        (5.3)
Income from equity investments                11.5          6.2
                                           -------      -------
Earnings before income taxes                 137.2         98.0

Provision for income taxes                    54.1         40.7
                                           -------      -------
Net earnings                              $   83.1     $   57.3
                                           =======      =======

Net earnings before restructuring and
   other special charges                  $   85.1     $   67.5
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings                              $   0.58     $   0.39
                                           -------      -------
Net earnings before restructuring and
   other special charges                  $   0.59     $   0.46
                                           -------      -------

Weighted average shares outstanding          144.4        145.7
                                           -------      -------
EBITDA                                    $  183.9     $  145.9
                                           -------      -------

                                            Nine Months Ended
                                               September 30,
                                                (Unaudited)
                                          ---------------------
                                            2003         2002
                                          ---------------------

Net sales                                 $2,207.9     $1,857.6
Cost of sales                              1,284.0      1,049.7
Selling, general and administrative          490.1        427.3
Amortization of intangibles and
   other assets                               27.5         16.4
Restructuring and other special charges        3.3         17.5
                                           -------      -------
Operating income                             403.0        346.7
                                           -------      -------
Other income (expense)                        (0.6)        (0.4)
Investment income                              4.8          2.9
Interest expense                             (30.9)       (13.7)
Income from equity investments                32.6          6.2
                                           -------      -------
Earnings before income taxes                 408.9        341.7

Provision for income taxes                   165.5        140.1
                                           -------      -------
Net earnings                              $  243.4     $  201.6
                                           =======      =======

Net earnings before restructuring and
   other special charges                  $  245.4     $  211.8
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings                              $   1.67     $   1.40
                                           -------      -------
Net earnings before restructuring and
   other special charges                  $   1.69     $   1.47
                                           -------      -------

Weighted average shares outstanding          145.4        143.7
                                           -------      -------
EBITDA                                    $  537.0     $  439.9
                                           -------      -------

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(Dollars in millions, except per share data)

                                     (Unaudited)
                                     September 30,          December 31,
                                   ------------------     --------------
                                         2003                  2002
                                   ------------------     --------------
Cash and cash equivalents             $    30.0              $    56.4
Accounts receivable, net                  446.8                  393.0
Property, plant and equipment             367.2                  351.2
Intangible assets and goodwill, net     1,862.6                1,217.5
Investments in equity affiliates          482.5                  400.6
Other assets                              143.0                  173.3
                                       --------               --------
                                      $ 3,332.1              $ 2,592.0
                                       ========               ========

Total bank debt                       $    27.9              $     3.5
Zero coupon-subordinated notes            520.6                  512.9
5 1/2% senior note                        353.9                     --
Other liabilities                         647.5                  463.9
Shareholders' equity                    1,782.2                1,611.7
                                       --------               --------
                                      $ 3,332.1              $ 2,592.0
                                       ========               ========


Notes to Financial Tables
-------------------------

1) During the third quarters of 2003 and 2002, the Company recorded restructuring and other special charges of $3.3 million and $17.5 million, respectively, principally relating to costs to be incurred as part of its integration efforts on its DIANON and Dynacare acquisitions.

2) EBITDA represents earnings before interest, income taxes, depreciation, amortization, and nonrecurring charges, and includes the Company's proportional share of the underlying EBITDA of the income from equity investments. The Company uses EBITDA extensively as an internal management performance measure and believes it is a useful, and commonly used measure of financial performance in addition to earnings before taxes and other profitability measurements under generally accepted accounting principles ("GAAP"). EBITDA is not a measure of financial performance under GAAP. It should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles earnings before income taxes, representing the most comparable measure under GAAP, to EBITDA for the three- and nine-month periods ended September 30, 2003 and 2002:

                                   Three Months Ended     Nine Months Ended
                                      September 30,          September 30,
                                    2003        2002       2003       2002
                                   ------------------    ------------------
Earnings before income taxes       $ 137.2   $  98.0     $ 408.9   $ 341.7
Add (subtract):
  Interest expense                     9.5       5.3        30.9      13.7
  Investment income                   (0.1)     (0.9)       (4.8)     (2.9)
  Other (income) expense, net          0.3        --         0.6       0.4
  Depreciation                        23.4      19.2        68.1      52.5
  Amortization                         9.5       6.2        27.5      16.4
  Restructuring and other
    special charges                    3.3      17.5         3.3      17.5
  Equity investments'
    depreciation and amortization      0.8       0.6         2.5       0.6
                                    ------    ------      ------    ------
  EBITDA                           $ 183.9   $ 145.9     $ 537.0   $ 439.9
                                    ======    ======      ======    ======


3) The following table reconciles net earnings to net earnings before restructuring and other special charges:

                                   Three Months Ended     Nine Months Ended
                                      September 30,          September 30,
                                    2003        2002       2003       2002
                                   ------------------    ------------------
   Net earnings                    $  83.1   $  57.3     $ 243.4   $ 201.6
                                    ------    ------      ------    ------
   Restructuring and other
    special charges                    3.3      17.5         3.3      17.5

   Provision for income taxes         (1.3)     (7.3)       (1.3)     (7.3)
                                    ------    ------      ------    ------
                                       2.0      10.2         2.0      10.2
                                    ------    ------      ------    ------
   Net earnings before
    restructuring and other
    special charges                $  85.1   $  67.5     $ 245.4   $ 211.8
                                    ======    ======      ======    ======